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                                                                     EXHIBIT 8.1




                            [VINSON & ELKINS L.L.P.]





                                October 9, 1996




Enron Corp.
1400 Smith Street
Houston, Texas  77002

Gentlemen:

       You have requested our opinion with respect to certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code") of the merger (the "Reincorporation Merger") of Enron Corp., a Delaware corporation ("Enron"), with and into its wholly-owned subsidiary, Enron Oregon Corp., an Oregon corporation ("New Enron"), followed by the merger (the "PGC Merger") of Portland General Corporation, an Oregon corporation ("PGC") with and into New Enron, pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 20, 1996 and amended and restated as of September 24, 1996 by and among Enron, PGC and New Enron (the "Merger Agreement").(1)

       Our opinion is based upon (i) the Merger Agreement, (ii) the facts set forth in the Registration Statement to be filed with the Securities and Exchange Commission with respect to the Mergers (the "Registration Statement"), and (iii) current provisions of the Code, existing regulations thereunder, administrative rulings and ruling procedures of the Internal Revenue Service, and court decisions. Based thereupon, and assuming that the Mergers are valid mergers under applicable Delaware and Oregon law, it is our opinion that the Mergers will be treated as reorganizations within the meaning of section 368(a) of the Code and that no gain or loss will be recognized to Enron or the holders of capital stock of Enron as a result thereof.

       We participated in the preparation of the Registration Statement. We hereby confirm that the discussion set forth in the Registration Statement under the heading "Federal Income Tax Consequences" includes our opinion as to the material federal income tax consequences of the Mergers to the holders of capital stock of Enron and PGC.






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(1) Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

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Enron Corp.
Page 2
October 9, 1996

       We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        /s/ VINSON & ELKINS L.L.P.

                                        VINSON & ELKINS L.L.P.